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                                                        Exhibit 99.1

Raytheon Company
Corporate Communications
141 Spring Street
Lexington, MA  02173


                                                        RAYTHEON
                                                        ------------

                                                        NEWS RELEASE

                                                        ROBERT S. MCWADE
                                                        C-2409  12/18/96
                                                        (617)860-2846

RAYTHEON COMPLETES MERGER WITH HUGHES AIRCRAFT, ANNOUNCES CREATION OF RAYTHEON SYSTEMS COMPANY

LEXINGTON, MA (12/18/98) -- Raytheon Company announced today the completion of its merger with Hughes defense, creating one of the largest industrial corporations in the United States.

At the same time, Raytheon announced the formation of Raytheon Systems Company and appointed William H. Swanson as Chairman and Chief Executive Officer of that new organization. Raytheon Systems Company will be headquartered in the Washington, D.C. area and will include the Hughes defense operations and the operations that have been part of Raytheon Electronic Systems, Raytheon TI Systems, and Raytheon E-Systems. Raytheon Systems Company will be one of the world's largest defense contractors and will operate as part of Raytheon Company.

"Our strategy has been to remain a top tier company in a consolidating defense industry," said Dennis J. Picard, Chairman and Chief Executive Officer of Raytheon Company. "The historic merger with Hughes defense and our earlier acquisitions have enabled us to achieve that strategy. Today, we can proudly say that we are a global technology leader and a defense electronics powerhouse. We also continue to remain strong in our commercial businesses, with leadership positions in general aviation aircraft, commercial electronics and engineering and construction."

The value of the transaction is $9.5 billion, with $4.04 billion in debt and $5.46 billion in equity. This debt/equity split is based on a 30-day collar period average market price of $53.21 per share of Raytheon stock. Raytheon announced its agreement to merge with Hughes defense in January, 1997. The merger was approved by the United States Department of Justice in October and by stockholders of Raytheon, General Motors

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(GM$1 2/3 par value) and GM Class "H" stock in December. The merger was completed yesterday.

"We have been focusing on how best to combine the Raytheon and Hughes operations since we first announced the merger in January," said Picard. "We will now move quickly--as shown by today's announcement of Raytheon Systems Company--to take the steps necessary to ensure that we remain competitive. Our goal is to create an organization that we believe will set a new standard of excellence in the products and services we provide to our customers, creating exciting opportunities for our employees and strong returns for our shareholders."

"I am pleased to announce the appointment of William H. Swanson as Chairman and Chief Executive Officer of Raytheon Systems Company," said Picard. "Bill's outstanding record of achievement at Raytheon while serving in key positions such as General Manager of Raytheon Electronic Systems makes him ideally suited to the needs of Raytheon Systems Company. With extensive experience in a wide range of defense products, a strong background in converting defense technologies to commercial applications and a demonstrated ability to integrate complex organizations, I am confident that Bill will be a superb leader of Raytheon Systems Company." Swanson will report directly to Chairman and CEO Picard.

Raytheon also announced the appointment of Ken C. Dahlberg as President and Chief Operating Officer of Raytheon Systems Company, reporting to Swanson. Dahlberg was formerly a Corporate Vice President of Hughes Electronics Corporation and a Senior Vice President of Hughes Aircraft Company. At Hughes, Dahlberg was also President of the Sensors and Communications Systems organization. "Ken Dahlberg has had a career defined by excellence in a wide variety of capacities at Hughes," said Picard. "Together, he and Bill Swanson will make an outstanding management team fully capable of leading Raytheon Systems Company into the next century."

Raytheon also announced that, in keeping with his previous plans, A. Lowell Lawson, currently the Chairman and Chief Executive Officer of Raytheon E-Systems, will retire in January, 1998. Lawson will remain on Raytheon's board until the completion of his current term in May, 1998. Also, John C. Weaver, currently President and Chief Operating Officer of Hughes Aircraft Company, has been elected as an Executive Vice President of Raytheon Company. Weaver will take over responsibility for Engineering
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and Business Development in April 1998 on retirement of Renso Caporali, currently Senior Vice President for Engineering and Business Development for Raytheon Company.

"Lowell Lawson's contributions both to Raytheon Company and to the security of the United States during his long career have been enormous," said Picard. "His experience will be missed. Renso Caporali has done a superb job in helping to grow our business development organization and in ensuring engineering excellence throughout the company. At the same time, however, I am pleased to be welcoming such a distinguished individual as John Weaver into the top ranks of Raytheon Company."

With the addition of Hughes defense, Raytheon Company will have revenues of more than $20 billion on a 1997 pro forma basis. The new Raytheon Systems Company will account for approximately US$14.5 billion on a 1997 pro forma basis.

Raytheon Systems Company
------------------------

"Raytheon Systems Company is now, without question, a world leader in electronic systems, the most dynamic segment of the defense business," said William H. Swanson, Chairman and Chief Executive Officer of Raytheon Systems Company. "We will encourage creativity, innovation and engineering excellence among our employees and focus on providing unparalleled value to our customers."

"Raytheon Electronic Systems, Raytheon TI Systems, Raytheon E-Systems and Hughes defense will be stronger together than they would have been separately," continued Swanson. "The combination of these companies into Raytheon Systems Company puts us in a better position to win new programs in the future by lowering costs, allowing us to focus our independent research and development, and bringing together the finest people and technologies in the defense business."

Raytheon Systems Company will have five major business segments: Defense Systems; Sensors and Electronic Systems; Command, Control and Communications (C/3/) Systems; Intelligence, Information and Aircraft Integration Systems; and Training and Services. Each segment will be managed by an Executive Vice President of Raytheon Systems Company who will report to Swanson and Dahlberg. This five-segment structure is designed to bring together all the resources of the company in key product areas in order to provide customers with state-of-the-art, cost-effective systems. Details of the segments are as follows:
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 .  Defense Systems will focus on anti-tactical ballistic missile systems; air
   ---------------
   defense; air-to-air, surface-to-air, and air-to-ground missiles; naval and maritime systems; ship self-defense systems; torpedoes; strike, interdiction and cruise missiles; and advanced munitions. David L. McPherson, formerly President of the Weapons Systems Segment of Hughes Aircraft, has been appointed an Executive Vice President of Raytheon Systems Company and General Manager of the Defense Systems segment.

 .  Sensors and Electronic Systems will focus on ground, shipboard and airborne
   ------------------------------
   fire control and surveillance systems; primary and secondary air traffic control radars; ground, space based, night vision, and reconnaissance sensors; and electronic warfare and GPS systems. David W. Welp, a Senior Vice President of Raytheon Company and formerly President of Raytheon TI Systems, has been appointed an Executive Vice President of Raytheon Systems Company and General Manager of the Sensors and Electronic Systems segment. Welp will be supported in his duties by Christine Davis, who has been appointed a Senior Vice President of Raytheon Systems Company and Deputy General Manager, Sensors and Electronic Systems. Davis was formerly Senior Vice President and Manager of the Electronic Systems Division at Raytheon TI Systems.

 .  C/3/ Systems will focus on command, control and communications systems; air
   ----------
   traffic control systems; tactical radios; satellite communication ground terminals; wide area surveillance systems; advanced transportation systems; and simulators and simulation systems. C. Dale Reis, a Senior Vice President of Raytheon Company and formerly Deputy General Manager of Raytheon Electronic Systems, has been appointed an Executive Vice President of Raytheon Systems Company and General Manager of the C/3/ Systems segment.

 .  Intelligence, Information and Aircraft Integration Systems will focus on
   ----------------------------------------------------------
   ground-based information processing systems; large scale information retrieval, processing and distribution systems; global broadcast systems; airborne surveillance and intelligence systems integration; aircraft modification; and head-of-state aircraft systems. Brian D. Cullen, a Vice President of Raytheon Company and formerly Senior Vice President, Airborne Systems Division at Raytheon E-Systems, has been appointed an Executive Vice President of Raytheon Systems Company and General Manager of Intelligence, Information and Aircraft Integration Systems. Cullen will be supported in his duties by Terry W. Heil, a Vice President of Raytheon Company, who has been
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    appointed a Senior Vice President of Raytheon Systems Company and Deputy
    General Manager, Intelligence, Information and Aircraft Integration Systems. Heil was formerly Senior Vice President, Intelligence and Communication Systems Division at Raytheon E-Systems.

 .   Training and Services will focus on training services and integrated
    ---------------------
    training programs; technical services; and logistics and lifetime support. Francis S. Marchilena, a Vice President of Raytheon Company and formerly Assistant General Manager of Raytheon Electronic Systems, has been appointed an Executive Vice President of Raytheon Systems Company and General Manager of the Training and Services segment. Marchilena will be supported in his duties by Philip T. Le Pore, who has been appointed a Senior Vice President of Raytheon Systems Company and Deputy General Manager, Training and Services. Le Pore was formerly President of Hughes Technical Services Company.

"With this first-class team in place, we will now finalize the specific actions necessary to make Raytheon Electronic Systems, Raytheon TI Systems, Raytheon E-Systems and Hughes defense into a unified organization that will lead the industry in quality and value," added Swanson "We expect to announce additional details about Raytheon Systems Company in January."

The Commercial Businesses of Raytheon Company
---------------------------------------------

In addition to its defense activities, Raytheon competes in a variety of commercial businesses. Raytheon Aircraft Company (RAC) is a world leader in general aviation, offering the most extensive product line in the industry. Additionally, RAC provides special mission aircraft, aircraft maintenance services, target drones and aircraft training systems to the military services. RAC won the 1995 competition for the multi-billion dollar, next-generation Joint Primary Aircraft Training System (JPATS) trainer for the U.S. Air Force and U.S. Navy.

Raytheon Engineers and Constructors (RE&C) is one of the largest engineering, construction, and operations and maintenance organizations in the world. Its markets include: fossil-fuel and nuclear power; petroleum and gas; polymers and chemicals, pharmaceuticals and biotechnology; metals, mining and light industry; food and consumer products, and pulp and paper, among others.






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In commercial electronics, Raytheon is a leader in marine electronics and microelectronics. Raytheon Marine supplies marine radars, depth sounders, radios, autopilots, fish finders, navigation aids, GPS receivers as well as complete solutions to integrated bridge control, communication systems, GPS and gyro compasses. In the area of microelectronics, Raytheon specializes in the use of gallium arsenide Monolithic Microwave Integrated Circuit (MMIC) technology and is deploying MMIC technology to global satellite communications, direct broadcast satellite television receivers, wireless local area networks and next-generation digital cellular telephones.

Raytheon Company, with headquarters in Lexington, Mass. is an international high technology company which operates in commercial and defense electronics, engineering and construction, aircraft, and appliances. The company celebrates its 75th anniversary this year.

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NOTE: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under "Item 1--Business" of Raytheon's Annual Report on Form 10-K for the year ended December 31, 1996. These include the ability to integrate Hughes Defense with Raytheon, including Raytheon TI Systems ("RTIS"). The combination of Raytheon, RTIS and Hughes Defense will require, among other things, integration of RTIS and Hughes Defense organizations, business infrastructure and products with those of Raytheon in a way that enhances the performance of the combined businesses. The challenges posed by these transactions include the integration of numerous geographically separated manufacturing facilities and research and development centers. The success of this transition to an integrated entity will be significantly influenced by Raytheon's ability to retain key employees, to integrate differing management structures and to realize anticipated cost synergies, all of which will require significant management time and resources.